As filed with the Securities and Exchange Commission on October 20, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Reading International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	95-3885184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Citadel Drive Commerce, California 90040 (213) 235-2240
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrzej Matyczynski
Chief Financial Officer
Reading International, Inc.
500 Citadel Drive
Commerce, California 90040
(213) 235-2240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Dale E. Short
TroyGould PC
1801 Century Park East
Suite 1600
Los Angeles, California 90067
Telephone: (310) 789-1259
Facsimile: (310) 789-1459

Approximate date of commencement of proposed sale to the public:  From time to time, as determined by the registrant, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Class A Non-Voting Common Stock, $0.01 par value per share(3)
Debt Securities(4)
Warrants to Purchase Class A Non-Voting Common Stock
Warrants to Purchase Debt Securities
Units
Total(5)	$100,000,000	$5,580.00

(1)
The securities registered by this registration statement may be sold separately, together with other securities registered hereunder or as units consisting of a combination of securities registered hereunder.  As permitted by Rule 457(o) under the Securities Act of 1933 and General Instruction II.D to Form S-3 under the Securities Act of 1933, the number of securities of each class of securities registered hereunder is not specified.  There is being registered hereunder an indeterminate amount of shares of common stock, debt securities, warrants to purchase common stock or debt securities and units of the registrant as may from time to time be issued at indeterminate prices.  The maximum offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement.  In no event, however, will the maximum aggregate offering price of all securities issued under this registration statement exceed $100,000,000.  With respect to debt securities, the proposed maximum aggregate offering price excludes accrued interest.

(2)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(3)
Includes shares of common stock that may be issued in primary offerings, upon the conversion of convertible debt securities registered by this registration statement, upon the exercise of warrants registered by this registration statement and in conjunction with units registered by this registration statement.

(4)
Includes debt securities that may be issued in primary offerings, upon conversion of another series of debt securities registered by this registration statement, upon the exercise of warrants registered by this registration statement and in conjunction with units registered by this registration statement.

(5)
Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered hereunder and such indeterminate number of shares of common stock as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not a solicitation of any offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 20, 2009

Prospectus
Reading International, Inc.

$100,000,000

____________________________________

Class A Non-Voting Common Stock
Debt Securities
Warrants to Purchase Class A Non-Voting Common Stock
Warrants to Purchase Debt Securities
Units
___________________________________

We may, from time to time, offer and sell up to $100,000,000 in the aggregate of:

•	shares of our class A non-voting common stock, par value $0.01 per share;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	warrants to purchase shares of our class A non-voting common stock;

•	warrants to purchase our debt securities; and

•	any combination of the securities listed above, separately or as units.

We will provide the specific terms of these securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus.  You should read this prospectus and the prospectus supplement carefully before you invest.

We may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis.  If we sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement.  This prospectus may not be used to sell our securities unless accompanied by the prospectus supplement.  The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.

Investing in our securities involves certain risks.  See “Risk Factors” on page 2 of this prospectus and in the prospectus supplement for a discussion of risks that you should consider before you invest in our securities.

Our class A non-voting common stock is traded on the NASDAQ Capital Market under the symbol “RDI.”  On October 19, 2009, the last reported sales price for our class A non-voting common stock on the NASDAQ Capital Market was $4.58 per share.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 20, 2009.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process.  Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $100,000,000.

The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.  For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement.  In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.  You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov, or at the SEC’s Public Reference Room described below under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and the prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.”  To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.

This prospectus and the related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and the prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and the prospectus supplement is delivered or securities are sold on a later date.

You should rely only on the information contained in this prospectus, in the prospectus supplement and in any document incorporated by reference into this prospectus.  We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the prospectus supplement or in any document incorporated by reference into this prospectus, and you are not entitled to rely upon any such different information.

References in this prospectus to “Reading,” “the Company,” “we,” “us” and “our” refer to Reading International, Inc. and our consolidated subsidiaries and predecessor corporations.

ABOUT READING

Reading International, Inc. was founded in 1983 as a Delaware corporation and reincorporated in 1999 in Nevada.  Our businesses consist primarily of:

•	the development, ownership and operation of multiplex cinemas in the United States, Australia, and New Zealand; and

•	the development, ownership, and operation of retail and commercial real estate in Australia, New Zealand, and the United States.

Our principal executive offices are located at 500 Citadel Drive, Commerce, California 90040, and our telephone number is (213) 235-2240.  Our website address is www.readingrdi.com, although the information on our website is not part of this prospectus.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and in the prospectus supplement, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings with the SEC.  You also should carefully consider any additional risks and uncertainties that are described in the prospectus supplement related to the offering of our securities.  If one or more of these risks and uncertainties materializes, our business, financial condition and results of operations may be adversely affected.  In that event, you may not realize all, or any, of the potential benefits of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, and we anticipate that the related prospectus supplement will contain forward-looking statements.  These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control.  Forward-looking statements are not guarantees of future performance.  Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors.  We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Factors that may cause actual events or results to differ from those discussed in the forward-looking statements include, without limitation, competition from companies with greater resources than us and from other sources of entertainment and other entertainment delivery systems, general economic and business conditions, changes in technology affecting our cinema operations, fluctuations in currency exchange rates and other risks of operating internationally, and new governmental regulations, as well as the other risks described in the documents referred to above under “Risk Factors.”

USE OF PROCEEDS

Unless we state otherwise in the prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus to augment our working capital and for general corporate purposes.  Pending our use of the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.  The ratio of earnings to fixed charges is computed by dividing our earnings by our fixed charges for the period indicated.  You should review Exhibit 12.1 to the registration statement of which this prospectus is a part for details regarding the figures used to calculate the following ratios.

Year Ended December 31,					Six Months Ended June 30, 2009
2004	2005	2006	2007	2008
*	*	*	*	*	1.77

* Earnings were insufficient to cover fixed charges in at least a one-to-one ratio for the periods ended December 31, 2004, 2005, 2006, 2007, and 2008 by $7.1 million, $13.2 million, $2.0 million, $4.2 million, and $22.3 million, respectively.  For more detailed understanding of this computation, please refer to Exhibit 12.1 of the registration statement of which this prospectus is a part.  See “Where You Can Find More Information,” below.

THE SECURITIES THAT WE MAY OFFER

We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, on terms to be determined at the time of sale, up to $100,000,000 in the aggregate of:

•	shares of our class A non-voting common stock, par value $0.01 per share;

•	our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

•	warrants to purchase shares of our class A non-voting common stock;

•	warrants to purchase our debt securities; and

•	any combination of the securities listed above, separately or as units.

The shares of our class A non-voting common stock, debt securities, warrants and units that we may offer are sometimes collectively referred to in this prospectus as the “securities.”

We have summarized below the material terms of the various types of securities that we may offer.  We will describe in the prospectus supplement the detailed terms of the securities offered by that prospectus supplement.  If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 100,000,000 shares of class A non-voting common stock, $0.01 par value per share, 20,000,000 shares of class B voting common stock, $0.01 par value per share, referred to in this section of the prospectus as “class B common stock,” and 20,000,000 shares of undesignated preferred stock, $0.01 par value per share.  As of October 20, 2009, there were approximately 21,123,582 shares of class A non-voting common stock outstanding and 1,495,790 shares of class B common stock outstanding.  An additional 627,850 shares of our class A non-voting common stock and 150,000 shares of class B common stock were reserved for issuance upon exercise of stock options outstanding as of such date.

We may offer shares of our class A non-voting common stock.  This prospectus describes the general rights and privileges of our class A non-voting common stock.  When we offer shares of our class A non-voting common stock, we will describe the initial offering price and the number of shares offered in a supplement to this prospectus.

Common Stock

Holders of class A non-voting common stock have no voting rights, except that the holders of class A non-voting common stock will be entitled to vote as a separate class on any amendments to our articles of incorporation or any merger that would adversely affect the rights, privileges or preferences of class A non-voting common stock, or on any liquidation or dissolution in which such holders would receive securities with lesser rights, preferences and privileges than those attributable to class A non-voting common stock.

Holders of class B common stock are entitled to one vote per share on all matters to be voted upon by our stockholders.  Holders of class B common stock do not have cumulative voting rights, and, therefore, the holders of a majority of the shares of class B common stock voting for the election of directors can elect all of the directors.  If this occurs, the holders of the remaining shares will not be able to elect any director.

Holders of class A non-voting common stock and class B common stock are entitled to receive any dividends that our board of directors may declare from funds legally available for distribution.  We have never declared or paid cash dividends on our common stock and expects to retain future earnings, if any, for use in the operation and expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.  In addition, we may be bound by future contractual arrangements with lenders or other that restrict our paying cash dividends on our common stock.

In the event of our liquidation, dissolution or winding up, the holders of class A non-voting common stock and class B common stock are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  Holders of our common stock have no preemptive or other subscription or conversion rights.  There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 20,000,000 shares of undesignated preferred stock.  Our board of directors has the authority without any further stockholder vote to issue the preferred stock in one or more series and to fix the price and rights of the preferred stock.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of the Company.  It could also adversely affect the market price of our class A non-voting common stock and the rights of the holders of our class A non-voting common stock.  We have no current plan to issue any shares of preferred stock.

Charter Provisions

Our amended and restated articles of incorporation require that we obtain the approval of the holders of a majority of the outstanding shares of class B common stock before selling or issuing additional shares of class B common stock representing 5% or more of the then-outstanding class B shares.  This means, among other things, that our board of directors can not authorize a transaction involving the sale or issuance of class B common stock that would cause a change of control of the Company without the approval of the holders of a majority of the outstanding shares of class B common stock.  James J. Cotter, our Chairman of the Board of Directors and Chief Executive Officer, currently owns beneficially a majority of the outstanding shares of class B common stock.

The foregoing provision of our amended and restated articles of incorporation may have the effect of discouraging, delaying or preventing someone from acquiring us or merging with us, which might cause the market price of our class A non-voting common stock to decline or prevent the holders of our class A non-voting common stock from realizing a premium over the market price of their shares.

Transfer Agent and Registrar

The transfer agent and registrar for our class A non-voting common stock is Computershare Trust Company, N.A. and can be contacted by telephone at (800) 962-4284.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes in general terms the debt securities that we may offer pursuant to this prospectus.  When we offer a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below.

The debt securities offered by this prospectus and the prospectus supplement will be issued under an indenture between us and a trustee.  We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The prospectus supplement relating to any series of debt securities being offered will describe the initial offering price, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•	the title of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, and interest on the debt securities will be payable;

•	the terms upon which we may redeem the debt securities;

•	the terms of any subordination of the debt securities to other indebtedness;

•	any restrictions on the transfer of the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	whether the debt securities will be secured or unsecured and the terms of any secured debt securities;

•	whether the debt securities are convertible into other securities and the terms of any conversion rights;

•
with respect to debt securities convertible into other securities, the terms of any adjustments in the debt conversion price and the number of securities issuable upon the conversion of the debt securities to be made in certain events;

•	the name of the indenture trustee and the percentage of outstanding debt securities necessary to require the trustee to take action;

•
any restrictions imposed by the debt securities on our ability to pay dividends, to incur other indebtedness, to issue other securities or to engage in other business activities, and any requirement for us to maintain any asset ratio or reserves;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the events of default with respect to the debt securities;

•	the material United States income tax consequences applicable to the debt securities;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in Section 1273(a) of the Internal Revenue Code of 1986;

•	whether we or the trustee may amend the indenture without the consent of the holders of the debt securities;

•	any other terms of the debt securities which may modify or delete any provision of the indenture as it applies to that series;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	a summary of other material terms of the indenture.

DESCRIPTION OF WARRANTS

We may offer warrants to purchase shares of our class A non-voting common stock, as well as warrants to purchase our debt securities.  If the warrants are issued pursuant to warrant agreements, we will so specify in the prospectus supplement relating to the warrants.

The following description will apply to the warrants offered by this prospectus unless we provide otherwise in the prospectus supplement.  The prospectus supplement for a particular series of warrants may specify different or additional terms.  The forms of any warrant certificates or warrant agreements evidencing the warrants that we issue will be filed with the SEC and incorporated by reference into this prospectus, and you should carefully review such documents.

The prospectus supplement will describe the following terms of warrants to purchase our common stock, to the extent applicable:

•	the title of the warrants;

•	the price at which the warrants will be issued and the exercise price of the warrants;

•	the price at which the warrants will be sold;

•	the aggregate number of warrants offered;

•
the number of shares of our class A non-voting common stock or the principal amount of our debt securities that may be purchased upon the exercise of each warrant, as well as the terms of any such debt securities;

•	the terms of any right by us to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	the procedures for exercising the warrants;

•	the terms on which the warrants may be amended;

•
with respect to warrants to purchase shares of our class A common stock, the terms of any adjustments in the warrant exercise price and the number of shares of our class A non-voting common stock purchasable upon the exercise of each warrant to be made in certain events, including the issuance of a stock dividend to holders of our class A non-voting common stock or a stock split, reverse stock split, combination, subdivision or reclassification of our class A non-voting common stock;

•	the effect on the warrants of our merger or consolidation with another entity or our sale of all or substantially all of our assets;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	the material United States income tax consequences applicable to the warrants and their exercise.

Holders of warrants to purchase shares of our class A non-voting common stock will not be entitled, by virtue of being such warrant holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.  Holders of warrants to purchase debt securities will not be entitled, by virtue of being such warrant holders, to payment of principal of or any premium, if any, or interest on the debt securities purchasable upon exercise of the warrants or any of the other rights of holders of the debt securities.

Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby.  After the close of business on the expiration date, unexercised warrants will become void.  Upon our receipt of the exercise price of the warrants upon the due exercise of the warrants, we will, as soon as practicable, forward the securities purchasable upon exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may offer units that consist of a combination of two or more of the other securities described in this prospectus.  For example, we may elect to issue units for a specified price per unit, with each unit consisting of one share of our class A non-voting common stock and one warrant to purchase one additional share of our class A non-voting common stock at a specified price.  The holder of a unit also will hold each security that is included in the unit.

We have provided in the preceding sections of this prospectus a general description of our class A non-voting common stock and of the debt securities and of the warrants that we may offer.  If we elect to offer units, we will describe the specific terms of the units in a supplement to this prospectus.  Among other things, the prospectus supplement will describe, to the extent applicable:

•	the price of each unit;

•	the securities comprising each unit;

•	the exercise price of the warrants comprising part of the units;

•	the aggregate number of units offered;

•	the number of shares of our class A non-voting common stock or the principal amount of our debt securities that may be purchased upon the exercise of each warrant comprising part of a unit;

•	the terms of any right by us to redeem any of the securities comprising the units;

•	the date on which the right to exercise the warrants forming part of the units will commence and the date on which this right will expire;

•	any transfer restrictions on the units, including whether the securities comprising the units may be transferred separately;

•	the terms on which the units, or debt securities or warrants forming part of the units, may be amended;

•	with respect to any debt securities forming part of the units, the other matters listed above under “Description of Debt Securities”;

•	with respect to any warrants forming part of the units, the other matters listed above under “Description of Warrants”; and

•	the material United States income tax consequences applicable to the units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities (1) to or through underwriters, dealers or agents for resale to the public or to a limited number of purchasers, (2) directly to one or more purchasers, or (3) through a combination of these methods of sale.  The prospectus supplement will describe the terms of the offering, including the names of any underwriters, dealers or agents engaged by us, the purchase price of the securities and the net proceeds to be received by us.

The securities offered by us may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus.  We may also designate agents to solicit offers to purchase the securities from time to time.

If we utilize one or more dealers in the sale of the securities being offered by this prospectus, we will sell the securities to the dealers, as principal.  The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

If we utilize one or more underwriters in the sale of the securities being offered by this prospectus, we may execute an underwriting agreement with the underwriters at the time of sale and we will provide the name of any underwriters in the prospectus supplement which the managing underwriters will use to make resales of the securities to the public.  The underwriters may agree to purchase the securities from us either on a firm-commitment or best efforts basis.  In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate the underwriters in the form of underwriting discounts or commissions.  The underwriters may sell the securities to or through dealers, and the underwriters may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will describe in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect thereof.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  These transactions may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them.  In such circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option.  In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion about certain matters with respect to the securities covered by this prospectus.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of 205-209 East 57th Street Associates, LLC for the years ended December 31, 2007 and 2006 incorporated in this prospectus by reference to our Annual Report on Form 10-K/A for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with that act, file periodic reports, proxy statements and other information with the SEC.  The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s

Public Reference Room.  The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC.  The address of that website is www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 covering the securities offered under this prospectus.  The registration statement, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus.  The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.  For further information about us and our securities, you should review the registration statement and the exhibits filed as part of the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information.  The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.

We incorporate by reference into this prospectus the following documents that we have filed, or will file, with the SEC (other than any portions of such documents that, in accordance with SEC rules, are deemed to be “furnished” rather than “filed” with the SEC):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 16, 2009;

•	Our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 filed on October 20, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 filed on May 14, 2009 and August 7, 2009, respectively;

•	Our Current Reports on Form 8-K filed on March 17, 2009, May 1, 2009, May 19, 2009, May 21, 2009 and August 7, 2009, respectively;

•
The description of our common stock contained in our Registration Statement on Form 8-A/12B filed on August 3, 2009 and any amendment or report subsequently filed for the purpose of updating such description; and

•
Each document that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering, with information in each such filing to be deemed to be incorporated by reference into this prospectus as of the date we make the filing.

You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: Reading International, Inc., 500 Citadel Drive, Commerce, California 90040; (213) 235-2240.

Class A Non-Voting Common Stock

Debt Securities

Warrants to Purchase Class A Non-Voting Common Stock

Warrants to Purchase Debt Securities

Units

PROSPECTUS

October 20, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be paid by the registrant, other than underwriting discounts and commissions, in connection with the offering of securities described in this registration statement.  All amounts shown are estimates except for the Securities and Exchange Commission registration fee, and the estimated amounts shown below are based upon an assumption that the registrant will sell the entire $100,000,000 of securities described in this registration statement in a single transaction.

Securities and Exchange Commission registration fee	$5,580
FINRA corporate filing fees	$0
NASDAQ Capital Market listing fee	$5,000
Printing and engraving expenses	$5,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$20,000
Trustee’s fees and expenses	$10,000
Transfer agent and registrar fees	$2,500
Miscellaneous expenses	$1,920

Total	$100,000

Item 15.                      Indemnification of Directors and Officers.

As permitted by Chapter 78 of Nevada Revised Statutes, the registrant’s amended and restated articles of incorporation includes a provision that limits the liability of directors and officers to the maximum extent permitted by Nevada law.  Nevada law provides that, except for certain regulatory exceptions, a director or officer is not individually liable to the corporation or its stockholders for money damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

As permitted by Section 78.7502 and 78.751 of the Nevada Revised Statutes, the registrant’s amended and restated articles of incorporation further provide:

•           For mandatory indemnification, to the fullest extent permitted by applicable law, for any person who is or was a director or officer, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

•           That the registrant’s obligation to indemnify any person who was or is serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity must be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

•           That the registrant must advance to all indemnified parties the expenses (including attorney’s fees) incurred in defending any proceeding provided that indemnified parties (if they are directors or officers) must provide the registrant an undertaking to repay such advances if indemnification is determined to be unavailable.

•           That the rights conferred in the amended and restated articles of incorporation are not exclusive.

•           That the registrant may not retroactively amend the amended and restated articles of incorporation provisions relating to indemnity.

The registrant entered into indemnification agreements with all of the registrant’s directors and executive officers.  Under the indemnification agreements, the registrant agrees to hold harmless, indemnify and defend each of these persons, to the full extent permitted by Nevada law and subject to certain exceptions specified in the indemnification agreements, from and against any and all expenses (including attorneys’ fees), judgments, damages, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by the registrant or in its name against such indemnitee) to which the indemnitee is made a party as a result of the fact that the indemnitee was a director, officer, employee or agent of the registrant.  In addition, the registrant has agreed to pay such costs or expenses as they are incurred and in advance of the final disposition of the action.

Item 16.                      Exhibits

The exhibits listed in the accompany Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17.                      Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if this registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on October 20, 2009.

READING INTERNATIONAL, INC. By: /s/ James J. Cotter James J. Cotter Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James J. Cotter and Andrzej Matyczynski, and each one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James J. Cotter James J. Cotter	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	October 20, 2009

/s/ Andrzej Matyczynski Andrzej Matyczynski	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 20, 2009

/s/ Eric Barr Eric Barr	Director	October 20, 2009

/s/ James J. Cotter, Jr. James J. Cotter, Jr.	Director	October 20, 2009

/s/ Margaret Cotter Margaret Cotter	Director	October 20, 2009

/s/ William D. Gould William D. Gould	Director	October 20, 2009

/s/ Edward L. Kane Edward L. Kane	Director	October 20, 2009

/s/ Gerard P. Laheney	Director	October 20, 2009
Gerald P. Laheney

/s/ Alfred Villaseñor	Director	October 20, 2009
Alfred Villaseñor

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement between Reading International Inc. and one or more underwriters to be named*
4.1
Amended and Restated Articles of Incorporation of Reading International, Inc. (previously filed by the registrant on August 7, 2009 as Exhibit 3.8 to the registrant’s Annual Report on Form 10-K, for the year ended December 31, 2008 and incorporated herein by reference)

4.2
Amended and Restated Bylaws of Reading International, Inc. (previously filed by the registrant on March 25, 2005 as Exhibit 3.6 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference)

4.3
Form of Class A Non-Voting Common Stock Certificate of Reading International, Inc. (previously filed by the registrant on November 16, 2001 as Exhibit 4.1 to the registrant’s Amendment No. 1 to its registration statement on Form S-4 and incorporated herein by reference)

4.4	Form of Indenture between Reading International, Inc. and one or more trustees to be named**
4.5	Form of Debt Security*
4.6	Form of Warrant Agreement for Class A Non-Voting Common Stock, including form of Warrant*
4.7	Form of Warrant Agreement for Debt Securities, including form of Warrant*
4.8	Form of Unit Certificate*
5.1	Opinion of TroyGould PC**
12.1	Computation of Ratio of Earnings to Fixed Charges**
23.1	Consent of Deloitte & Touche, LLP**
23.2	Consent of PricewaterhouseCoopers LLP**
23.3	Consent of KPMG**
23.4	Consent of TroyGould PC (included in Exhibit 5.1)
24.1	Power of Attorney (included in Part II of this registration statement)
25.1	Statement of Eligibility of Trustee on Form T-1*
_____________
*
To be filed, if applicable, subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed with this registration statement.